                                                                   Exhibit 10.11


                        FIFTH AMENDMENT TO GUARANTEE AND
                          CONTINGENT PURCHASE AGREEMENT

         THIS FIFTH AMENDMENT TO GUARANTEE AND CONTINGENT PURCHASE AGREEMENT (the "AMENDMENT") is entered into as of September 1, 1995 by and among NATIONAL HEALTHCARE L.P., a Delaware limited partnership (formerly known as National HealthCorp L. P.) ("NHLP"), NATIONAL HEALTHCARE CORPORATION, a Tennessee corporation (formerly known as National Health Corporation) ("NATIONAL") (NHLP and National may sometimes be referred to herein collectively as the "GUARANTORS"), THIRD NATIONAL BANK IN NASHVILLE ("TNB"), SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION ("ST"), FIRST UNION NATIONAL BANK OF TENNESSEE (formerly known as Dominion Bank of Middle Tennessee) ("FUNB"), FIRST AMERICAN NATIONAL BANK ("FANB") and FIRST CITY BANK ("FCB") (TNB, ST, FUNB, FANB and FCB are hereinafter sometimes collectively referred to as the "BANKS"), and THIRD NATIONAL BANK IN NASHVILLE, as agent for the Banks (in such capacity, the "AGENT").

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Guarantee and Contingent Purchase Agreement dated as of December 16, 1988 by and among the Guarantors, TNB, ST, Irving Trust Company (later known as The Bank of New York) ("BONY") and Sovran Bank/Central South (later known as Sovran Bank/Tennessee) ("SBT") and Agent, as amended by First Amendment to Guarantee and Contingent Purchase Agreement dated October 17, 1991 by and among Guarantors, TNB, ST and Agent, as further amended by Second Amendment to Guarantee and Contingent Purchase Agreement dated May 21, 1992 by and among Guarantors, Banks and Agent, as further amended by Third Amendment to Guarantee and Contingent Purchase Agreement dated October 14, 1993 by and among the Guarantor, the Banks and Agent and as further amended by Fourth Amendment to Guarantee and Contingent Purchase Agreement dated December 30, 1993 (as amended, the "GUARANTEE"), the Guarantors jointly and severally guaranteed, among other things, repayment to the Banks of the following described notes executed by National Health Corporation Leveraged Employee Stock Ownership Trust (now known as National HealthCare Corporation Leveraged Employee Stock Ownership Trust) (the "BORROWER" or the "ESOP") to the order of the TNB, ST, BONY and SBT, respectively (as may be amended or modified from time to time, the "NOTES"):

                  (a) a certain non-recourse promissory note dated as of December 16, 1988 in the original principal amount of Sixteen Million Dollars ($16,000,000) executed by Borrower payable to TNB, together with interest and other charges thereon;

                  (b) a certain non-recourse promissory note dated December 16, 1988 in the original principal amount of Fifteen Million Dollars ($15,000,000) executed by Borrower payable to BONY, together with interest and other charges thereon, as assigned to TNB pursuant to that certain Assignment of Note and Loan Documents dated October 18, 1991 executed by BONY in favor of TNB;

                  (c) a certain non-recourse promissory note dated December 16, 1988 in the original principal amount of Nine Million Dollars ($9,000,000) executed by Borrower payable to SBT, together with interest and other charges thereon, as assigned to TNB pursuant to that certain Assignment of Note and Loan Documents dated October 17, 1991 executed by SBT, in favor of TNB; and

                  (d) a certain non-recourse promissory note dated December 16, 1988 in the original principal amount of Ten Million Dollars ($10,000,000) executed by Borrower payable to ST, together with interest and other charges thereon;

         WHEREAS, the Guarantors, the Banks and the Agent desire to amend the Guarantee as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Section 1.01 of the Guarantee entitled "Certain Defined Terms" is hereby amended by adding the following defined terms in the appropriate alphabetical order:

                  "MAINTENANCE CAPITAL EXPENDITURES" means, with respect to any Person, expenditures for the improvement, maintenance or renovation of assets which are capitalized in accordance with GAAP, but specifically excluding, without limitation, the expansion of existing nursing homes or other health care related facilities and the acquisition, development or construction of new property.

                  "MAINTENANCE CAPITAL EXPENDITURE AMOUNT" MEANS, WITH RESPECT to NHLP for any period, the greater of (a) actual Maintenance Capital Expenditures made during such period or (b) Five Hundred Dollars ($500.00) per bed owned or leased by NHLP during such period or any portion thereof.

                  "NHC - REIT" means National Health Investors, Inc., a Maryland corporation, its successors and assigns.

                  "REPORTED TAXABLE INCOME" means, with respect to NHLP for any fiscal year, the ordinary and portfolio income of NHLP as reported to the Internal Revenue Service on Form 1065 (or any successor form) for such fiscal year.




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         2.       Section 2.01 of the Guarantee entitled "Joint and Several
Guarantee" is hereby amended by deleting the first phrase of the first sentence therein in its entirety and substituting in lieu thereof the following:

                  "For value received in consideration of Banks' making the Loan to Borrower and subject to Section 2.12 hereof,. . ." .

         3. Section 2.06 of the Guarantee entitled "Remedies" is hereby amended in its entirety to read as follows:

                  2.06 Remedies. The Guarantors agree that as between the Guarantors on the one hand and the Banks on the other hand, the obligations of the Borrower guaranteed hereunder may be declared to be forthwith due and payable as provided in Section 11.2 of the Loan and Security Agreement for purposes of this Section 2, notwithstanding any stay, injunction or other prohibition preventing such declaration as against the Borrower or any other guarantor of the Guaranteed Obligations and that, in the event any such stay, injunction or other prohibition shall be in effect at any time when any Event of Default shall have occurred and be continuing, such obligations (whether or not due and payable by the Borrower) may, for purposes of this Section 2, be declared by Agent on behalf of Banks to be immediately due and payable by the Guarantors subject to Section 2.12 herein, and Agent on behalf of Banks may pursue any or all of Banks' remedies available under the Collateral Documents. In addition, and without limitation of the foregoing, at any tune when any Event of Default shall have occurred and be continuing, Agent on behalf of Banks may, by notice to the Guarantors and by tender to NHLP on behalf of the Guarantors and NHC-REIT of the Note with an instrument of assignment attached thereto, require the Guarantors and NHC-REIT to purchase the Loan (and the Note), whereupon the Guarantors and NHC-REIT shall forthwith purchase the Loan (and the Note) by payment to the Banks of an amount (representing the purchase price therefor) in immediately available funds equal to the sum of the principal of and accrued and unpaid interest on the Loan at the time of such purchase together with any amount that would be owing under Section 11.2 of the Loan and Security Agreement in the event the Loan were being paid in full at the time of such purchase (the "Purchase Price") payable thirty-eight percent (38%) by the Guarantors and sixty-two percent (62%) by NHC-REIT. Such tender shall be deemed to be made and title to the Note shall be deemed to have passed to the Guarantors and NHC-REIT if the Agent on behalf of Banks notify NHLP that the Agent on behalf of Banks is holding the Note for the account of the Guarantors and NHC-REIT, whereupon the Guarantors shall become jointly and severally obligated to immediately pay their portion of the Purchase Price to the Agent on behalf of the Banks. In connection with any legal proceeding instituted by the Agent on behalf of Banks to enforce the obligation of the Guarantors to pay their portion of the Purchase Price, the Guarantors hereby waive any defense based upon adequate remedy at law. The



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         Guarantors hereby expressly waive tender of the Note in connection with any purchase thereof by the Guarantors required hereunder as a result of an Event of Default specified in Article XI of the Loan and Security Agreement. Any such purchase shall be made by the Guarantors from the Agent on behalf of Banks without recourse and without representation or warranty of any kind whatsoever. Following any such purchase, the Guarantors shall remain obligated under this Section 2 in respect of their guarantee of any other amounts owing by the Borrower under the Loan and Security Agreement that may remain unpaid at the time.

         4. Section 2.11 of the Guarantee entitled "Collateral Documents" is hereby amended in its entirety to read as follows:

                  2.11 Collateral Documents. This Guarantee and Contingent Purchase Agreement is secured by the Loan Documents described in
         Section 3.2 of the Loan and Security Agreement as securing this Agreement (herein the "COLLATERAL DOCUMENTS"). The Guarantors agree that any breach under any Loan Document is and shall be deemed a breach under this Agreement and the Guarantors hereby agree that upon the occurrence of such breach or upon the occurrence of a breach of any promise, covenant, representation or warranty contained herein, that the Agent shall have the right to exercise the remedies set forth in
         Section 2.06 of this Agreement.

         5. Section 2 of the Guarantee entitled "The Guarantee ("Guarantee") and Collateral Documents" is hereby amended by adding the following new Section 2.12 after existing Section 2.11 thereof:

                  2.12 Limited Guaranty. Guarantors' joint and several liability to the Banks under this Agreement is limited to thirty-eight percent (38%) of the sum of (A) the principal balance outstanding under the Note upon the occurrence of an Event of Default, (B) interest accruing under the Note, (C) interest on said amount at the maximum lawful rate of interest permitted by law until paid measured from the date Agent makes demand upon any Guarantor for payment under this Agreement, (D) all other amounts owing by the Borrower under the Loan and Security Agreement, and (E) of all reasonable attorneys' fees and expenses incurred by Agent in the collection of the Guaranteed Obligations or the protection of Agent's or any Bank's rights under this Agreement. If any payments are received by Agent on behalf of the Banks in payment of the Guaranteed Obligations from any source other than either Guarantor, those payments will not reduce either Guarantor's liability under this Agreement to the extent there remains an outstanding unpaid balance of the Guaranteed Obligations.

         6. Section 4.01(a)(iii) of the Guarantee entitled "Quarterly Compliance" is hereby amended in its entirety to read as follows:



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                           (iii)    Quarterly Compliance. NHLP and National
                  shall each furnish to Agent within forty-five (45) days after the close of each quarter a statement confirming that no default exists under this Agreement with respect to the party furnishing this statement, and NHLP shall furnish to Agent within forty-five (45) days after the close of each quarter calculations showing compliance with Section 4.01(h) hereof.

         7. Section 4.01(a) of the Guarantee entitled "Financial Statements" is hereby amended by adding the following new Section 4.01(a)(iv) after existing Section 4.01(a)(iii) thereof:

                           (iv) Other Reports. NHLP shall furnish to Agent within ninety (90) days after the last day of the fourth quarter of each fiscal year, (a) a calculation of Reported Taxable Income for such fiscal year consistent with a calculation which will be used to determine the Reported Taxable Income to be filed on Form 1065 (or any successor form) of the Internal Revenue Service by NHLP for such fiscal year, and (b) promptly after filing thereof, a final copy of Form 1065 (or any successor form) as filed by NHLP for such fiscal year.

         8. Section 4.01 (h) of the Guarantee entitled "Financial Covenants" is hereby amended in its entirety to read as follows:

                  (h) Financial Covenants. NHLP shall comply with the following financial covenants, with determination of compliance being made quarterly:

                           (i)      [INTENTIONALLY OMITTED].

                           (ii)     [INTENTIONALLY OMITTED].

                           (iii) Funded Debt to Adjusted Tangible Net Worth Ratio. NHLP shall at all times maintain a "Funded Debt" to "ADJUSTED TANGIBLE NET WORTH" ratio of no more than 3.5 to 1. "FUNDED DEBT" is defined as longterm debt (but excluding Subordinated Debt), plus notes payable, plus current maturities of long-term debt, plus capitalized and operating leases, plus all guaranties; and "Adjusted Tangible Net Worth" is defined as total equity of NHLP, plus approximately Fifteen Million Seven Hundred Forty-Five Thousand Dollars ($15,745,000.00) in deferred income resulting from the profit on the sale of nursing home properties to National as equity (which amount shall decrease in accordance with NHLP's books and records that comply with GAAP), plus


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                  Subordinated Debt, minus the general intangibles of NHLP,
                  including, without limitation, goodwill and unamortized loan costs in excess of One Million Four Hundred Thousand Dollars ($1,400,000.00).

                           (iv)     [INTENTIONALLY OMITTED].

                           (v) Debt Service Coverage. NHLP shall at all times maintain a minimum "Debt Service Coverage" of 1.3 to 1. "DEBT SERVICE COVERAGE" is defined as the ratio of (i) the annualized sum of net income, plus depreciation/ amortization, plus interest expense, minus the Maintenance Capital Expenditures Amount for such period, to (ii) interest expense, plus current maturities of long term debt, plus any payments required to fund any guaranty obligations of NHLP.

                           (vi) Notes Receivable. NHLP shall at all times limit the balance of notes receivable as set forth on its financials to no more than NHLP's Adjusted Tangible Net Worth; provided, however, that the notes receivable listed on Exhibit I attached to the Loan Agreement and Security Agreement shall be excluded from the balance of notes receivable as set forth on NHLP's financials in determining compliance with this subparagraph (h)(vi). The listing of notes receivable on
                  Exhibit I attached to the Loan and Security Agreement may be modified, amended, increased and reduced from time to time by the Majority Banks; provided, however, that any nursing home project or use of Loan proceeds approved by Majority Banks which results in a note receivable to NHLP automatically shall be excluded from the balance of notes receivables and shall be listed on Exhibit I.

                           (vii) Fixed Charge Coverage Ratio. NHLP shall at all times maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1. "Fixed Charge Coverage Ratio" is defined as
                  (a) the annualized sum of net income, plus depreciation and amortization, plus interest expense, plus lease expense (excluding any components included in interest expense and amortization), minus distributions paid to holders of units of NHLP for the fiscal year, as projected by NHLP in written financial projections furnished to the Banks or as actually paid, whichever is greater, divided by (b) the sum of interest expense, plus current maturities of long-term debt, plus lease expense (excluding any components included in interest expense and current maturities of long-term debt) plus any payments required to fund any obligations guaranteed by NHLP,



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                  including, without limitation, the Guaranteed Obligations, all as determined in accordance with GAAP.

         9. Section 4.02(a) of the Guarantee entitled "Limitations on Payments" is retitled "Limitations on Payments and Distributions" and is amended to add the following new Section 4.02(a)(ii) after existing Section 4.02(a)(i) thereof:

                           (ii) Restrictions on Distributions. NHLP shall not make distributions to the holders of units of NHLP other than distributions in respect of any fiscal year which in the aggregate do not exceed sixty-two and one-half percent (62.5%) of Reported Taxable Income for such fiscal year, provided, however, that in the event such distributions in respect of any fiscal year (for purposes of this Section, the "First Year") exceed sixty percent (60%) of Reported Taxable Income for such year, NHLP shall not make distributions to holders of units of NHLP pursuant to this Section in respect of the next succeeding fiscal year (for purposes of this Section, the "Second Year") which in the aggregate, together with distributions made in respect of the First Year, exceed sixty percent (60%) of the sum of Reported Taxable Income for the First Year and the Second Year.

         10. Section 4.02(b)(ii) of the Guarantee entitled "Tangible Net Worth" is hereby deleted in its entirety and the remaining subsections are renumbered accordingly.

         11. Section 5(a) of the Guarantee is hereby amended in its entirety to read as follows:

                  (a) NHLP and NHC-REIT shall on December 16, 1998 and on December 31, 2001, and, if agreed to and as negotiated by NHLP, NHC-REIT and the Banks, thereafter, (each of which dates is referred to as a or the "NOTE PURCHASE DATE") purchase, upon tender by all of the Banks to NHLP on behalf of NHLP and NHC-REIT of the Note with an instrument of assignment attached thereto, the Loan evidenced by the Note (and the Note evidencing the same) by payment to the Banks of an amount (representing the purchase price therefor) in immediately available funds equal to the sum of the principal of and accrued and unpaid interest on the Note at the time of such purchase together with any amounts that would be owing under the Loan and Security Agreement in the event the Note was being paid in full at the time of such purchase (the "Purchase Price") payable thirty-eight percent (38%) by NHLP and sixty-two percent (62%) by NHC-REIT. Such tender shall be deemed automatically to be made, and title to the Note shall be deemed automatically to have passed to NHLP and NHC



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



                   REIT on each Note Purchase Date, whereupon NHLP and NHC-REIT shall become obligated forthwith to pay the Purchase Price to the Banks, unless (i) Agent shall have notified NHLP on behalf of NHLP and NHC-REIT no less than sixty (60) days prior to the applicable Note Purchase Date that all of the Banks elect not to so tender, or (ii) NHLP and NHC-REIT request the Banks (through the Agent) no less than ninety
                   (90) days prior to the applicable Note Purchase Date that the Banks not so tender, and Agent shall have given the notice referred to in clause (i) above within the time period provided therein, or (iii) the Agent shall notify NHLP on behalf of NHLP and NHC-REIT no less than thirty (30) days prior to the applicable Note Purchase Date that the interest of an Electing Bank (as hereinafter defined) in its Note, or in its portion of a Note, as applicable, has been purchased by a Purchasing Bank (as hereinafter defined), whereupon, in any such case, NHLP and NHC-REIT shall not be obligated on such Note Purchase Date to pay the Purchase Price to the Banks. The giving of notice by Agent under clause (i) above or (iii) shall not affect in any way the rights of the Banks to tender all of the Notes to NHLP on behalf of NHLP and NHC-REIT with respect to any subsequent Note Purchase Date. The Banks and NHLP agree that if any Bank determines to take advantage of the automatic tender provisions hereof (the "ELECTING BANK"), then all Banks shall be bound by such determination unless no less than thirty (30) days prior to the applicable Note Purchase Date another Bank or Banks (the "Purchasing Bank") gives notice to Agent in writing that the Purchasing Bank desires to purchase and does so purchase the Electing Bank's Note or interest in a Note, as applicable, by thirty (30) days prior to the applicable Note Purchase Date, but in no event shall any Bank be obligated to purchase the Electing Bank's Note or interest in a Note. The Purchasing Bank shall pay the Electing Bank an amount equal to all principal, interests, fees and other amounts owed or accrued to the Electing Bank to the date on which such purchase becomes effective, but no later than thirty (30) days prior to the applicable Note Purchase Date (the "NOTE PAYMENT"). Upon receipt of the Note Payment, the Electing Bank shall assign to the Purchasing Bank the Electing Bank's Note or interest in the Note (and deliver the original Note to the Purchasing Bank if held by the Electing Bank) pursuant to the form of Assignment attached hereto as Exhibit A.

         12. The Guarantors hereby reaffirm for the Banks and the Agent all of their respective obligations, representations, warranties and covenants contained in the Guarantee.



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        13.     The Guarantors hereby represent that no event has occurred and no claim, offset, defense or other condition exists which with the passage of time or giving of notice would constitute a default under any provisions of the Guarantee, as hereby amended.

        14. The Guarantors hereby further represent that no event has occurred and no claim, offset, defense or other condition exists that would relieve either NHLP and/or National of any of their respective obligations to the Banks and/or Agent under the Guarantee, as hereby amended.

        15. All terms used in this Amendment shall have the same meanings as in the Guarantee unless otherwise defined herein.

        16. Except as specifically modified herein, the Guarantee shall remain in full force and effect, and nothing herein is intended to nor shall it release, diminish or waive any rights of the Banks and Agent under Guarantee.

        17. This Amendment may be executed in more than one counterpart, all of which taken together, shall constitute one and the same instrument.

        18. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                              GUARANTORS:

                                                 NATIONAL HEALTHCARE L.P.,
                                                 a Delaware limited partnership

                                                 By:  NHC, Inc., general partner

                                                      By: /s/
                                                          ----------------------
                                                      Title: Sr VP
                                                          ----------------------

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
                                          NATIONAL HEALTHCARE CORPORATION,
                                          a Tennessee corporation


                                          By: /s/
                                             -----------------------------
                                          Title:  Sr VP
                                                --------------------------


                                          BANKS:

                                          THIRD NATIONAL BANK IN NASHVILLE


                                          By: /s/
                                            ------------------------------
                                          Title:  VP
                                               ---------------------------


                                          SOUTHTRUST BANK OF ALABAMA,
                                          NATIONAL ASSOCIATION


                                          By: /s/
                                            ------------------------------
                                          Title: Group V.P.
                                               ---------------------------


                                          FIRST UNION NATIONAL BANK OF TENNESSEE


                                          By: /s/
                                            -------------------------------
                                          Title:  Vice President
                                               ----------------------------


                                          FIRST AMERICAN NATIONAL BANK


                                          By: /s/
                                            -------------------------------
                                            Title: AVP
                                                 --------------------------






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
                                          FIRST CITY BANK


                                          By:/s/
                                             -----------------------------
                                          Title: President and C.E.O
                                                --------------------------


                                          AGENT:

                                          THIRD NATIONAL BANK IN NASHVILLE,
                                          Agent


                                          By:
                                            ------------------------------
                                          Title:
                                               ---------------------------





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
                                          FIRST CITY BANK


                                          By:
                                             -----------------------------
                                          Title:
                                                --------------------------


                                          AGENT:

                                          THIRD NATIONAL BANK IN NASHVILLE,
                                          Agent


                                          By:/s/
                                            ------------------------------
                                          Title: VP
                                               ---------------------------





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